Exhibit 77C

       Submission of Matters to a Vote of Security Holders


Shareholders of record on October 14, 2005 representing 114,392,588.54 shares of the Trust were notified that a Special Meeting of Shareholders (the Meeting) would be held at the offices of the Trust on December 9, 2005. The necessary quorum and passing requirements were satisfied and both proposals passed.
A brief description of the matter voted upon as well as the voting results of the aforementioned Meeting are outlined as follows:

Proposal #1 for all shareholders of Pacific Funds:

	To elect four nominees to the Trusts Board of Trustees. (1)


Votes For
Voted Withheld
Total Outstanding Shares
Total Outstanding Shares








Number
Percent (2)
Number
Percent (2)
Voted
Number







Frederick L. Blackmon
79,345,216.97
98.93%
858,910.07
1.07%
80,204,127.04
114,392,588.54
Gale K. Caruso
79,315,322.95
98.89%
888,804.09
1.11%
80,204,127.04
114,392,588.54
Nooruddin (Rudy) S. Veerjee
79,218,527.94
98.77%
985,599.10
1.23%
80,204,127.04
114,392,588.54
G. Thomas Willis
79,336,609.59
98.92%
867,517.45
1.08%
80,204,127.04
114,392,588.54


Proposal #2 for all shareholders of the PF Janus Growth LT Fund of Pacific Funds:

	To change the investment goal of the PF Janus Growth LT Fund to seek long-term growth of capital.


Votes For
Votes Against
Abstentions (3)
Total Outstanding Shares
Total Outstanding Shares










Number
Percent (2)
Number
Percent (2)
Number
Percent (2)
Voted
Number









PF Janus Growth LT Fund
2,120,988.62
96.21%
13,656.95
0.62%
69,981.00
3.17%
2,204,626.57
2,334,659.25


__________________________
(1) Lucie H. Moore and Thomas C. Sutton continue to serve as trustees and were not required to be presented for election.
(2) Based on total outstanding shares voted.
(3) The information presented includes broker non-votes.